REGENCY COURT PARTNERS A California Limited Partnership
                          (CI-WA Project No. 92-002-S)





                               ANNUAL EXAMINATION


                                -----------------
                                December 31, 2003
                                -----------------

                                    CONTENTS





                                                                            Page

INDEPENDENT AUDITOR'S REPORT                                                 1-2
FINANCIAL STATEMENTS:
      Balance Sheets                                                         3-4
      Statements of Operations and Changes in Partners' Equity                 5
      Statements of Changes in Partners' Equity                                6
      Statements of Cash Flows                                               7-8
      Notes to Financial Statements                                         9-14
SUPPLEMENTARY INFORMATION:
      Supplemental Schedule of Expenses                                       15
      Supplemental Data Required by CHFA                                   16-18
INDEPENDENT AUDITOR'S REPORT ON INTERNAL CONTROLS                          19-20
INDEPENDENT AUDITOR'S REPORT ON COMPLIANCE
      WITH LAWS AND REGULATIONS                                               21
CERTIFICATION OF GENERAL PARTNER                                              22

1730 Havens Point Place
Carlsbad, California 92008-3611
                                                             Jack Gilk
Telephone: 760.434.8845
Facsimile: 760.434.8865
Email: jack@gilkcpa.com                              Certified Public Accountant


     Partners
     Regency Court Partners
     Costa Mesa, California




                          INDEPENDENT AUDITOR'S REPORT


          I have audited the accompanying balance sheet of Regency Court Partners, a California Limited Partnership (CHFA Project No. 92-002-S) as of December 31, 2002 and 2003, and the related statements of operations and changes in partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

          I conducted my audits in accordance with auditing standards generally accepted in the United States, Government Auditing Standards issued by the Comptroller General of the United States, and the standards for financial and compliance audits contained in California Housing Finance Agency Audited Financial Statements Handbook (revised December 1991). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

          In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regency Court Partners, a California Limited Partnership (RHCP Project No. 92-002-S) as of December 31, 2002 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

          My audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplementary information shown on pages 15 to 18 is presented for the purpose of additional analysis and is not a required part of the basic financial statements of Regency Court Partners (RHCP Project No. 92-002-S). Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in my opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

Regency Court Partners
CHFA Project No. 92-002-S
Independent Auditor's Report, December 31, 2003
Page 2
--------------------------------------------------------------------------------


     In accordance with Government Auditing Standards, I have also issued a report dated January 19, 2004 on my consideration of Regency Court Partners' internal control structure and a report dated January 19, 2004 on its compliance with laws and regulations.

     The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 2 to the financial statements, the Partnership has suffered recurring losses and an ongoing need for capital infusion to meet normal financial obligations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.






January 19, 2004                                         /s/Jack Gilk
                                                         V 33-0724657




--------------------------------------------------------------------------------
               See the accompanying notes tofinancial statements.

                            REGENCY COURT PARTNERS
                            CHFA Project No. 92-002-S
                       (A California Limited Partnership)
--------------------------------------------------------------------------------------------------------------
                   BALANCE SHEETS, DECEMBER 31, 2002 AND 2003
--------------------------------------------------------------------------------------------------------------


                                     ASSETS




                                                                          2003                        2002
                                                                      ---------------          ---------------
Current Assets:
     Operating cash and equivalents                                   $      26,132            $      27,629
     Tenant security deposit cash                                            25,297                   24,703
     Tenant accounts receivable                                               2,420                       70
     Prepaid expenses                                                        16,435                   14,211
     Restricted tax impound funds                                            41,071                   56,381
     Restricted hazard insurance impound funds                               17,716                   15,438
     Restricted earthquake insurance impound funds                           18,040                   15,646
                                                                      ---------------          ---------------
              Total current assets                                          147,111                  154,078
                                                                      ---------------          ---------------

Property, Building and Equipment, At Cost:
     Building and improvements                                            7,703,983                7,703,983
     Equipment                                                                3,572                    3,572
                                                                      ---------------          ---------------
                                                                          7,707,555                7,707,555
     Accumulated depreciation                                            (1,592,667)              (1,396,376)
                                                                      ---------------          ---------------
             Property, building, and equipment - net                      6,114,888                6,311,179
                                                                      ---------------          ---------------


Other Assets:
    Replacement reserve                                                      98,996                  112,546
    Rent up reserve                                                          53,209                   52,471
    Unamortized deferred costs                                               13,207                   19,811
                                                                      ---------------          ---------------
             Total other assets                                             165,412                  184,828
                                                                      ---------------          ---------------

                                                                      $   6,427,411            $   6,650,085
                                                                      ===============          ===============


               See the accompanying notes to financial statements.
--------------------------------------------------------------------------------------------------------------


Regency Court Partners
CHFA Project No. 92-002-S
Balance Sheets, December 31, 2002 and 2003
Page 2
-------------------------------------------------------------------------------------------------------------


                        LIABILITIES AND PARTNERS' EQUITY



                                                                          2003                        2002
                                                                      ---------------          ---------------
Current Liabilities:
     Current portion of mortgage payable                                 $   82,446               $   77,002
     Accounts payable                                                             -                    5,745
     Tenant security trust liability                                         25,067                   24,457
     Accrued interest                                                        23,090                   23,531
     Accrued property tax                                                    58,896                   48,447
     Unearned rental income                                                     791                       81
                                                                      ---------------          ---------------
              Total current liabilities                                     190,290                  179,263
                                                                      ---------------          ---------------

Long-term Debt:
     Accrued property tax                                                   254,175                  227,748
     Accrued interest                                                       246,828                  219,828
     Accrued expenses                                                       212,187                  189,370
     Mortgage payable, less current portion                               3,962,731                4,045,177
     Other note payable                                                     894,900                  894,900
                                                                      ---------------          ---------------
             Total long-term debt                                         5,570,821                5,577,023
                                                                      ---------------          ---------------

Partners' equity                                                            666,300                  893,799
                                                                      ---------------          ---------------

                                                                         $6,427,411               $6,650,085
                                                                      ===============          ===============


               See the accompanying notes tofinancial statements.
--------------------------------------------------------------------------------------------------------------

                                       4


                             REGENCY COURT PARTNERS
                            CHFA Project No. 92-002-S
                       (A California Limited Partnership)
--------------------------------------------------------------------------------------------------------------
                      STATEMENTS OF OPERATIONS AND CHANGES
       IN PARTNERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
--------------------------------------------------------------------------------------------------------------





                                                                          2003                       2002
                                                                      ---------------         ----------------
Revenue:
     Tenant rents                                                     $     607,083           $      578,821
     Rental assistance                                                      131,092                  117,227
                                                                      ---------------         ----------------
     Gross potential rents                                                  738,175                  696,048
     Excess rents                                                                 -                    2,273
     Less vacancies                                                         (12,432)                 (12,422)
                                                                      ---------------         ----------------
     Net rental income                                                      725,743                  685,899
     Laundry and vending income                                               6,500                    7,500
     Tenant charges income                                                      160                      580
     Interest income                                                          4,917                    5,241
                                                                      ---------------         ----------------
                 Total revenues                                             737,320                  699,220
                                                                      ---------------         ----------------

Expenses:
     Payroll and related costs                                              102,653                   89,113
     Administrative                                                          85,493                   82,529
     Utilities                                                               67,471                   61,682
     Operating and maintenance                                              106,225                   63,256
     Insurance and taxes                                                     93,540                   48,366
     Interest                                                               306,542                  311,656
     Depreciation and amortization                                          202,895                  202,895
                                                                      ---------------         ----------------
                 Total expenses                                             964,819                  859,497
                                                                      ---------------         ----------------

Net loss before extraordinary item                                         (227,499)                (160,277)

Extraordinary item - reduction of
     prior years property tax accrual                                             -                   85,605
                                                                      ---------------         ----------------

Net Loss                                                                   (227,499)                 (74,672)

Partners' equity - beginning                                                893,799                  968,471
                                                                      ---------------         ----------------
Partners' equity - ending                                             $     666,300           $      893,799
                                                                      ===============         ================

               See the accompanying notes to financial statements.
--------------------------------------------------------------------------------------------------------------


                REGENCY COURT PARTNERS CHFA Project No. 92-002-S
                    (A California Limited Partnership)
------------------------------------------------------------------------------------------------------------
                    STATEMENTS OF CHANGES IN PARTNERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
------------------------------------------------------------------------------------------------------------





                                          Old               New
                                        General             General            Limited
                                        Partner             Partner            Partner           Total
                                      ------------        -------------   -------------     --------------


Balance - December 31, 2001           $   729,544         $    (8,058)    $   246,985       $     968,471

Net Loss - 2002                                 -                (747)        (73,925)            (74,672)
                                      ------------        -------------   -------------     --------------

Balance - December 31, 2002               729,544              (8,805)        173,060             893,799

Net Loss - 2003                                 -              (2,275)       (225,224)           (227,499)
                                      ------------        -------------   -------------     --------------

Balance - December 31, 2003           $   729,544         $    (11,080)   $   (52,164)      $     666,300
                                      ============        =============   =============     ==============

Profit and loss percentage
           at December 31, 2003
                                                0%                   1%             99%                100%
                                     =============        =============   =============     ===============




               See the accompanying notes to financial statements.
-----------------------------------------------------------------------------------------------------------


                             REGENCY COURT PARTNERS
                            CHFA Project No. 92-002-S
                       (A California Limited Partnership)
------------------------------------------------------------------------------------------------------------
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
------------------------------------------------------------------------------------------------------------





                                                                           2003                     2002
                                                                      ----------------         ----------------
Cash flows from operating activities:
Tenant rental receipts                                                $      576,787                $553,048
Rental assistance                                                            131,092                 117,227
Interest receipts                                                                199                     343
Other receipts                                                                 6,660                   8,080
Payments to suppliersand employees:
   Administrative expenses                                                   (29,121)                (30,030)
   Management fees                                                           (38,643)                (33,586)
   Utilities                                                                 (67,471)                (61,682)
   Salaries and wages                                                        (65,915)                (53,809)
   Operating and maintenance                                                (106,045)                (71,149)
   Real estate tax                                                           (13,711)                      -
   Payroll taxes                                                              (6,167)                 (5,633)
   Property insurance                                                        (39,585)                (29,838)
   Miscellaneous taxes and insurance                                         (20,776)                (14,445)
   Interest on mortgage                                                     (279,983)               (285,066)
   Tenant security deposits                                                       16                   1,160
                                                                      ----------------         ----------------
Net cash provided by operating activities                                     47,337                  94,620
                                                                      ----------------         ----------------

Cash flows from investing activities:
Deposits to reserve, including interest                                      (38,122)                (34,885)
Withdrawals from reserve                                                      51,672                  27,967
Reserve interest                                                               2,111                   4,898
Funding of other impounds - net                                               12,507                   2,712
                                                                      ----------------         ----------------
Net cash used in investing activities                                         28,168                     692
                                                                      ----------------         ----------------

Cash flow used in financing activities
Mortgage principal payments                                                  (77,002)                (71,918)
                                                                      ----------------         ----------------

Net increase (decrease) in cash                                               (1,497)                 23,394
Cash at beginning of year                                                     27,629                   4,235
                                                                      ----------------         ----------------

Cash at end of year                                                   $       26,132           $      27,629
                                                                      ================         ================








                     See the accompanying notes to financial
statements.
---------------------------------------------------------------------------------------------------------------


Regency Court Partners
CHFA Project No. 92-002-S
Statements of Cash Flows, December 31, 2002 and 2003
Page 2
---------------------------------------------------------------------------------------------------------------


                           Reconciliation of Net Loss
                  to Net Cash Provided by Operating Activities



                                                                          2003                        2002
                                                                      ----------------       ------------------

Net Loss                                                              $    (227,499)         $       (74,672)
Adjustments to reconcile net loss to net cash
     Provided by operating activities:
     Depreciation and amortization                                          202,895                  202,895
     Decrease (increase) in:
         Security deposit cash                                                 (594)                     940
         Receivables                                                         (2,350)                      41
         Prepaids                                                            (2,224)                  (3,796)
     Increase (decrease) in:
         Payables                                                               180                   (7,892)
         Security deposit liability                                             610                      220
         Accrued interest                                                    26,559                   26,590
         Other accruals                                                      53,768                   40,958
         Unearned income                                                        710                     (161)
     Reserve and impound interest earned                                     (4,718)                  (4,898)
     Extraordinary items                                                          -                  (85,605)
                                                                      ----------------       ------------------

Net cash provided by operating activities                             $      47,337                 $ 94,620
                                                                      ================       ==================






                       See the accompanying notes to financial statements.
---------------------------------------------------------------------------------------------------------------

                             REGENCY COURT PARTNERS
                            CHFA Project No. 92-002-S
                       (A California Limited Partnership)
--------------------------------------------------------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
--------------------------------------------------------------------------------


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization: Regency Court Partners is a California limited partnership formed in 1992 to acquire an interest in real property located in Monrovia, California and to construct and operate thereon an apartment complex of 115 units for low-income senior citizens. Mortgage financing was provided by the California Housing Finance Agency (CHFA). Such projects are regulated under the terms of a Regulatory Agreement with CHFA, including rent charges, operating methods and other matters.

     Capitalization and Depreciation: Assets are recorded at cost and depreciated for financial accounting purposes using the straight-line method over their estimated useful lives. The principal estimated useful lives used in computing the depreciation provisions are 40 years for building and 10 years for equipment The policy of the project is to charge amounts expended for maintenance, repairs, and minor replacements to expense, and to capitalize expenditures for major replacements and betterments.

     Deferred Costs: Deferred costs, comprised substantially of tax credit fees, are amortized over their estimated useful life of ten years.

     Cash and Cash Equivalents: For purposes of reporting cash flows, cash includes unrestricted cash in bank, cash on hand, savings accounts, and all certificates of deposit with original maturities of three months or less.

     The Partnership maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

     Estimates: The preparation of financial statements in conformity with generally accepted accounting principles reqiires management to make estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements, and (2) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.





--------------------------------------------------------------------------------
                                       9

Regency Court Partners
CHFA Project No. 92-002-S
Notes to Financial Statements, December 31, 2003
Page 2
--------------------------------------------------------------------------------


     Rental Income and Unearned Rents: The Partnership rents apartment units on a month to month basis and recognizes revenues when earned. Advance receipts of rents are classified as liabilities until earned.

     Income Taxes: No provision is made for income taxes since such taxes, if any, are the liability of the individual partners.

2.   GOING CONCERN AND PROPERTY TAX LIABILITY

     The accompanying financial statements have been prepared assuming the Partnership will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. A number of factors including recurring losses and a working capital deficiency raise substantial doubt about the Partnership's ability to continue as a going concern.

     The Partnership has applied for property tax exemption, under the California welfare organization exemption, for 1999 and 1998 property tax. The Partnership has also requested that property taxes from June 1995 through December 1997, be abated. The Partnership believes that it will receive the abatement for 1999, 1998 and future taxes due to the non-profit status of its general partner. In addition, the Partnership is optimistic about receiving an abatement for the property taxes for the period June 1995 through December 1997, as it had a non-profit general partner during that time period. Communications with governmental authorities indicate application processing is three to five years behind. However, authorities state that tax exemption will likely be granted.

     These financial statements reflect a long-term accrued property tax liability of $254,175 as of December 31, 2003 for unpaid property taxes. The liability is expected to be reduced when future tax exemptions are received. However, cash generated from the Partnership's operations has not been sufficient enough to pay such tax liability.

     If an abatement for prior years' taxes is not obtained, the Partnership will seek to negotiate a 5 year payment plan during which to pay those taxes. If the Partnership is unsuccessful, it may request additional funds from the limited partner to satisfy this obligation. However, the limited partner is under no obligation to contribute any additional amounts. The Partnership believes the abatement of property taxes, if obtained, will enable the Partnership to fund its on-going operations.




--------------------------------------------------------------------------------

Regency Court Partners
CHFA Project No. 92-002-S
Notes to Financial Statements, December 31, 2003
Page 3
--------------------------------------------------------------------------------


     The Partnership's continued existence is dependent upon its ability to resolve its liquidity problems, principally by, obtaining an abatement of real property taxes and/or obtaining additional equity capital. While pursuing the tax abatement and/or additional equity funding, the Partnership roust continue to operate on limited cash flow generated internally.

     The financial statements do not include any adjustments relating to the recoverability and classification of liabilities thaHt might be necessary should the Partnership be unable to continue as a going concern. The Partnership's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms of its financing agreement, to obtain additional financing or refinancing as may be required, and ultimately to attain profitability.

3.   EXTRAORDINARY ITEMS

     During 2002, the partnership received adjusted property tax bills for the periods 1998-1999 through 2001-2002. The portion of the tax bill which relates to voted indebtedness and which will not be abated is due and payable, and accordingly has been set up as a current liability. That portion related to the general tax levy on property is expected to be exempted under the California welfare organization exemption, and has been classified as a long-term debt until receipt of the exemption. The books have been adjusted $85,605 to reflect the new tax bills. This reduction to the accrued tax liability has been treated as an extraordinary item.

4.   RESTRICTED FUNDS

     As required by the Regulatory Agreement with CHFA, the Partnership is required to make monthly impound deposits to cover insurance premiums, property taxes and to maintain an operating reserve and reserve for replacements. These restricted funds are held by, and expenditures are subject to, supervision and approval by CHFA. The operating reserve is funded by a letter of credit.











--------------------------------------------------------------------------------

Regency Court Partners
CHFA Project No. 92-002-S
Notes to Financial Statements, December 31, 2003
Page 4
--------------------------------------------------------------------------------


5.   MORTGAGE PAYABLE



     California  Housing  Finance Agency 6.85% real estate  mortgage  payable in monthly installments of $29,749,  including interest.  Final payment is due in the year 2025. The mortgage may not be paid in advance without  approval of CHFA,  nor may the  building be sold,  demolished  or  alterations  made
     without CHFA's prior approval.                                                     $4,045,177


     Less current portion                                                                  (82,446)
                                                                                        -----------
                                                                                        $3,962,731
                                                                                        ===========

Principal amounts maturing for the next five years are:

         2004              $82,446
         2005               88,274
         2006               94,514
         2007              101,196
         2008              108,349

6.   OTHER NOTE PAYABLE

     Community   Development   Commission,   County  of  Los  Angeles  (CDC)  3%
     construction   loan  secured  by  second   trust  deed  on  buildings   and
     improvements.  Payments made to the extent there are residual receipts.  In the event that  residual  rental  receipts are  available in any year,  70%
     thereof  shall  be paid to the  holder  of the  construction  loan  and the remaining  30% balance will be paid to the CDC as rent on the ground lease.
     Upon payment of $750,000 of the outstanding  balance,  3.4% of the residual rental  receipts  shall be paid to the CDC as repayment  of  principal  and interest  All  unpaid  amounts  will be due and  payable  in the year  202.
     Accrued interest is $246,828 at December 31, 2003.                                 $ 894,900







--------------------------------------------------------------------------------

Regency Court Partners
CHFA Project No. 92-002-S
Notes to Financial Statements, December 31, 2003
Page 5
--------------------------------------------------------------------------------


7.   RELATED PARTY TRANSACTIONS

     The Regulatory Agreement with CHFA limits the maximum annual distributions to partners. Such distributions are payable only from surplus cash (as defined), but accumulate and may be distributed to the extent surplus cash is generated from future operations. No surplus cash was available at December 31, 2003 and 2002.

     Capital Contributions: The limited partner, WNC Housing Tax Credit Fund IV, L.P. Series I, a 99% limited partner, is required to make a capital contribution of $1,691,585, in amounts and at times as stated in the Limited Partnership Agreement. The limited partner's cash contributions may be reduced to account for reduced tax benefits, if any. As of December 31, 2003, the limited partner has contributed $1,641,782.

     Profit or Loss Allocations: All items included in the calculation of income or loss not arising from a sale or refinancing, and all tax credits, shall be allocated 99% to the limited partner and 1% to the general partner.

     Cash  Distributions:   Residual  rental  receipts,  as  defined,  shall  be
     distributed as follows:

     (i) 70% to the CDC until $750,000 of the construction loan has been repaid; 3.4% thereafter;

     (ii) 30% to the CDC as payment under the ground lease;

     (iii)The remaining residual rental receipts shall be distributed to the Partners in proportion to their partnership interests.

     Distribution of sale or refinancing proceeds, as defined, shall be made in accordance with the Limited Partnership Agreement.

     A monthly asset management fed is payable to the general partner. Fees of $22,817 and $22,370 were incurred for the years 2003 and 2002 respectively.

     An affiliate of the former general partner provided previous property management services to the Partnership. Included in long-term accrued expenses at December 31, 2003 and December 31, 2002 is $$8,000 of management fees payable to such entity.





--------------------------------------------------------------------------------

Regency Court Partners
CHFA Project No. 92-002-S
Notes to Financial Statements, December 31, 2003
Page 6
--------------------------------------------------------------------------------



     An affiliate of the limited partner provides property management services to the Partnership. Property management fees were $35,780 and $33,926 for the years 2003 and 2002, respectively.

8.   COMMITMENTS AND CONTINGENCIES

     Purchase Option: On January 4, 1994, the Partnership executed a Disposition and Development Agreement with the CDC. The Disposition and Development Agreement grants the Partnership the option to purchase the Rental Property under construction commencing on the first day of the 15th year of the ground lease and ending on the last day of the 20th year of the ground lease. The purchase price will be the future value of the CDC's original interest in the Rental Property under construction based on an 8% annually compounded return, legs any payments made by the Partnership related to interest.

     Ground Lease: On January 4, 1994, the Partnership executed a Ground Lease Agreement with the CDC. Future minimum rental payments on the ground lease are based on 30% of residual rental receipts, as defined, and will be paid annually through 2049. No payments were made during the years ended December 31, 2003 and 2002.

9.   CURRENT VULNERABILITY WE TO CERTAIN CONCENTRATIONS

     The Partnership's sole asset is a 115-unit apartment complex. The Partnership's operations are concentrated in the multifamily real estate market In addition, the Partnership operates in a heavily regulated environment. The operations of the project are subject to the administrative directives, rules and regulations of federal, state and local regulatory agencies, including, but not limited to CHFA. Such administrative directives, rules and regulations are subject to change by an act of congress, the State of California or an administrative change mandated by CHFA. Such changes may occur with little notice or inadequate funding to pay for related costs, including the additional administrative burden, to comply with a change.












--------------------------------------------------------------------------------

                            SUPPLEMENTARY INFORMATION


                           REGENCY COURT PARTNERSCHFA
                              Project No. 92-002-S
                       (A California Limited Partnership)
--------------------------------------------------------------------------------------------------------------
                        SUPPLEMENTAL SCHEDULE OF EXPENSES
                  FOR THE YEAR ENDED DECEMBER 31, 2002 and 2003
--------------------------------------------------------------------------------------------------------------
                                                                        2003                      2002
                                                                    ----------------          ----------------
On-site manager salary                                              $       24,816            $       23,646
Office salaries                                                             10,434                    10,238
Maintenance salaries                                                        27,604                    22,986
Payroll taxes and workers' compensation                                     17,115                    11,779
Employee benefits                                                            6,460                     4,960
Employee rent-free apartment                                                16,224                    15,504
                                                                    ----------------          ----------------
        Subtotal payroll and related expenses                              102,653                    89,113
                                                                    ----------------          ----------------

Advertising                                                                    412                       302
Renting expenses                                                             1,458                       229
Office expenses                                                              2,749                     2,931
Management fee                                                              35,780                    33,925
Asset management fee                                                        22,817                    22,370
Legal                                                                            -                         -
Audit fee                                                                    5,700                     5,300
Telephone                                                                    3,982                     3,753
Educational and social programs                                             11,520                    11,520
Miscellaneous administrative                                                 1,075                     2,199
                                                                    ----------------          ----------------
        Subtotal administrative expenses,                                   85,493                    82,529
                                                                    ----------------          ----------------

Electricity                                                                 17,282                    19,723
Water and Sewer                                                             27,532                    25,565
Gas utilities                                                               22,657                    16,394
                                                                    ----------------          ----------------
        Subtotal utilities expenses                                         67,471                    61,682
                                                                    ----------------          ----------------

Maintenance supplies                                                         9,024                     7,226
Maintenance supplies - replacement reserve                                  53,804                    25,154
Grounds supplies                                                               468                        62
Contract maintenance and repairs                                             6,416                     4,458
Grounds contract                                                            11,524                     9,751
Exterminating                                                                1,730                     1,540
Trash removal                                                                6,686                     5,158
Heating repair                                                               6,542                     1,789
Decorating and painting                                                      7,325                     4,570
Miscellaneous operating and maintenance                                      2,706                     3,548
                                                                    ----------------          ----------------
        Subtotal operating and maintenance expenses                        106,225                    63,256
                                                                    ----------------          ----------------

Property and comprehensive insurance                                        26,197                    19,734
Earthquake insurance                                                        13,388                    10,105
Property taxes                                                              50,587                    15,187
Miscellaneous taxes and licenses                                             3,368                     3,340
                                                                    ----------------          ----------------
        Subtotal insurance and taxes                                        93,540                    48,366
                                                                    ----------------          ----------------

Interest                                                                   306,542                   311,656
                                                                    ----------------          ----------------

Depreciation and amortization                                              202,895                   202,895
                                                                    ----------------          ----------------

    Total operating and maintenance expenses                        $      964,819            $      859,497
                                                                    ================          ================

--------------------------------------------------------------------------------------------------------------

                                       15

                           REGENCY COURT PARTNERSCHFA
                              Project No. 92-002-S
                       (A California Limited Partnership)
--------------------------------------------------------------------------------
                       SUPPLEMENTAL DATA REQUIRED BY CHFA
                         FOR THE YEAR ENDED DECEMBER 31,
--------------------------------------------------------------------------------

 2003 CASH ON HAND AND IN BANKS
 ---
     Unrestricted accounts:
         Cash on hand                                                 $      300
          Checking account                                                 3,594
          Operating deposit                                                1,700
          Operating savings                                               20,538
                                                                      ----------
     Balance, December 31, 2003                                          $26,132
                                                                      ----------

     Restricted accounts:
          Tenant security deposits - checking                         $    3,512
          Tenant security deposits - savings                              21,785
                                                                      ----------
     Balance, December 31, 2003                                       $   25,297
                                                                      ----------

     Tenant security deposits are held in a separate federally insured interest bearing bank account in the name of Regency Court Partners. Interest earned is retained for project operations. The balance of the Security Deposit account is more than the liability for security deposits.

ACCOUNTS RECEIVABLE

     Accounts receivable at December 31, 2003 consists of $1,740 due from tenants, of which $1,160 is past due.

MORTGAGE IMPOUND ACCOUNTS

                                                                            Property       Earthquake
                                                             Taxes          Insurance      Insurance

    Balance, December 2002                                $ 56,381          $  15,438       $  15,646
    Transfers                                              ( 1,600)                             1,600
    Insurance deposits (4 x 2,585)                               -             10,340               -
    Insurance deposits (8 x 2,160)                               -             17,280               -
    Insurance deposits (5 x 980)                                 -                  -           4,900
    Insurance deposits (7 x 1,205)                               -                  -           8,435
    Tax or insurance payments                              (13,710)           (26,949)        (12,541)
    Interest earned                                              -              1,607               -
                                                          ---------         ----------      -----------

    Balance, December 31, 2003                            $ 41,071          $  17,716       $  18,040
                                                          =========         ==========      ===========






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Regency Court Partners
CHFA Project No. 92-002-S
Supplemental Data Required by CHFA, December 31, 2003
Page 2
------------------------------------------------------------------------------------------------------------

RESERVE FOR REPLACEMENTS

In accordance with the provisions of the Regulatory Agreement, restricted cash and investments are held by the California Housing Finance Agency to be used for replacements of property with the approval of CHFA as follows:

     Balance December 31, 2002                                           112,546
         Monthly deposits                                                 33,000
         Interest earned to December 31, 2003                              2,372
         Withdrawals                                                    (48,922)
                                                                  --------------
     Balance confirmed by mortgagee - December 31, 2003                 $ 98,996
                                                                  ==============
BUILDINGS AND IMPROVEMENTS
                                                        Buildings and
                                                         Improvements     Equipment            Total
    Balance, January 1                                    $ 7,703,983     $       3,572      $  7,707,555
    Additions                                                       -                 -                 -
                                                          ------------    ---------------    --------------

    Balance, December 31                                    7,703,983             3,572         7,707,555

    Less accumulated depreciation                          (1,589,095)           (3,572)       (1,592,667)
                                                          ------------    ---------------    --------------

    Net                                                   $ 6,114,888     $           -      $ 60,114,888
                                                          ============    ===============    ==============

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable are payable to suppliers and are being paid on a current basis. Non-current accrued expenses at December 31, 2003 and 2002 includes amounts payable to Alken Management Company ($88,000 for prior management services) and the Los Angeles County Sanitation ($79,000 for initial hook-up fees). As of December 31, 2003 there has been no resolution to these accrued expenses.

GROSS POTENTIAL RENTS

    Gross potential rent includes:
        Tenant rental payments                                          $578,427
         Housing assistance payments                                     131,092
         Manager's rent-free apartment                                    16,224
         Vacancy loss                                                     12,432
         Excess assistance payments                                            -
                                                                    ------------
                Total gross potential rent                              $738,175
                                                                    ============

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                                       17

Regency Court Partners
CHFA Project No. 92-002-S
Supplemental Data Required by CHFA, December 31, 2003
Page 3
--------------------------------------------------------------------------------------------


MANAGEMENT FEE

     The management fee has been calculated at 5% of collected rental income amounting to $35,780. In addition is a general partner asset management fee of $22,817.

SURPLUS CASH COMPUTATION

     Add:
         Cash on hand and in banks                                         $     26,132
         Other receivables                                                        2,420
         Tenant security deposits                                                25,297
                                                                           -----------------
              Total                                                              53,849
                                                                           -----------------

     Less current obligations:
         Accounts payable and accrued expenses
         (due within 30 days)                                                         -
         Tenant security deposits                                                25,067
         Accrued interest                                                        23,090
         Prepaid revenue                                                            791
                                                                           -----------------
             Total                                                               48,948
                                                                           -----------------

     Surplus cash (deficiency), end of year                                $      4,901
                                                                           =================

     Current year owner distribution allowed under
         the Regulatory Agreement with CHFA                                $          -
                                                                           =================
ACCUMULATED LIMITED DISTRIBUTIONS

     There are no allowable accumulated distributions at December 31, 2003.





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1730 Havens Point Place
Carlsbad, California 92008-3611
                                                             Jack Gilk
Telephone: 760.434.8845
Facsimile: 760.434.8865
Email: jack@gilkcpa.com                              Certified Public Accountant



Partners
Regency Court Partners
Costa Mesa, California


             INDEPENDENT AUDITOR'S REPORT ON INTERNAL CONTROLS OVER
          FINANCIAL REPORTING BASED ON AN AUDIT OF FINANCIAL STATEMENTS
           PERFOMRED IN ACCORDANCE WITH GOVERNMENT AUDITING STANDARDS


     I have audited the financial statements of Regency Court Partners, a California Limited Partnership (CHFA Project No. 92-002-S) as of and for the year ended December 31, 2003, and have issued my report thereon dated January 19, 2004, which contains an explanatory paragraph regarding the Partnership's ability to continue as a going concern. I conducted my audit in accordance with auditing standards generally accepted in the United States and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that I plan arid perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

     The management of the Project is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. The objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, that transactions are executed in accordance with management authorization and recorded properly to permit the preparation of financial statements in accordance with accounting principles generally accepted in the United States, and that the state-assisted program is managed in compliance with applicable laws and regulations. Because of inherent limitations in any internal control structure, errors, irregularities, or instances of noncompliance may nevertheless occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that procedures ma become inadequate because of changes in conditions or that the effectiveness of the design and operation of policies and procedures may deteriorate.

     In planning and performing my audit for the year ended December 31, 2003, I obtained an understanding of the design of relevant internal control structure policies and procedures and determined whether they had been placed in operation, and I assessed control risk in order to determine my auditing procedures for the purpose of expressing my opinions on the Project's basic financial statements and on its compliance with specific requirements applicable to its major state-assisted program and not to provide assurance on the internal control structure.



--------------------------------------------------------------------------------

Regency Court Partners
CHFA Project No. 92-002-S
Independent Auditor's Report on Internal Controls, December 31, 2003
Page 2
--------------------------------------------------------------------------------


     I performed tests of controls to evaluate the effectiveness of the design and operation of internal control structure policies and procedures that I considered relevant to preventing or detecting material noncompliance with specific requirements applicable to the Project's state-assisted program. My procedures were less in scope than would be necessary to render an opinion on internal control structure policy and procedures. Accordingly, I do not express such an opinion.

     My consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a reportable condition in which the design or operation of one or more of the internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would he material in relation to the financial statements being audited or that noncompliance with laws and regulations that would be material to a state-assisted program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. I noted no matters involving the internal control structure and its operations that I consider to be material weaknesses as defined above.

     This report is intended solely for he information of the partners, management and their staff, and the California Housing Finance Agency and is not intended to be and should not be used by anyone other than these specified parties.


                                                            /s/Jack Gilk

January 19, 2004
                                                              33-0724657








--------------------------------------------------------------------------------

1730 Havens Point Place
Carlsbad, California 92008-3611

                                                               Jack Gilk
Telephone: 760.434.8845
Facsimile: 760.434.8865
Email: jack@gilkcpa.com                              Certified Public Accountant


 Partners
 Regency Court Partners
 Costa Mesa, California


              INDEPENDENT AUDITOR'S REPORT ON COMPLIANCE WITH LAWS
            AND REGULATIONS BASED N AN AUDIT OF FINANCIAL STATEMENTS
           PERFORMED IN ACCORDANCE WITH GOVERNMENT AUDITING STANDARDS

     I have audited the financial statements of Regency Court Partners, a California Limited Partnership (CHFA Project No. 92-002-S) as of and for the year ended December 31, 2003, and have issued my report thereon dated January 19, 2004 which contains an explanatory paragraph regarding the Partnership's ability to continue as a going concern. I conducted my audit in accordance with auditing standards generally accepted in the United States and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statement re free of material misstatement.

     Compliance with laws, regulations and contracts applicable to the project is the responsibility of the project's manager nt. As part of obtaining reasonable assurance about whether the financial statements are free of material misstatement, I performed tests of the project's compliance with certain provisions of laws, regulations and contracts. However, my objective was not to provide an opinion on overall compliance with such provisions. Accordingly, I do not express such an opinion.

     I also considered  those compliance  matters  comprehended in theCalifornia
Housing  Finance  Agency  "Audited  Financial  Statements   Handbook."  (Revised
December 1991)

     The results of my tests of compliance indicate that, with respect to the items tested, the project complied, in all material respects, with the provisions referred to in the second and third paragraphs of this report. With respect to items not tested, nothing came to my attention that caused me to believe that the project had not complied, in all material respects, with those provisions.

     This report is intended solely for the information of the partners, management and their staff, and the California Housing Finance Agency and is not intended to be and should not be used by anyone other than these specified parties.


                                                            /s/ Jack Gilk

January 19, 2004
                                                              33-0724657






--------------------------------------------------------------------------------

                             REGENCY COURT PARTNERS
                            CHFA Project No. 92-002-S
                       (A California Limited Partnership)
 -------------------------------------------------------------------------------
               CERTIFICATION OF GENERAL PARTNER, DECEMBER 31, 2003
 -------------------------------------------------------------------------------



     We hereby certify that we have examined the accompanying financial statements and supplemental data of Regency Court Partners, CHFA Project No. 92-002-S and, to the best of our knowledge and belief, the same is complete and accurate.



                                                     Officers:



                                                     ---------------     -------
                                                          (signature)     (date)


                                                     ---------------     -------
                                                          (signature)     (date)

                                                     TIN: 95-4409236





























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